Establishment and Designation of Series

of Shares of Beneficial Interest

$.01 Par Value

Effective February 16, 2019

The Trustees of Harbor Funds a Delaware statutory trust (the “Trust”), acting pursuant to ARTICLE IV, Section 1 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated June 25, 2013 as amended from time to time (the “Declaration of Trust”), hereby divide the shares of beneficial interest of the Trust into separate series (each individually a “Fund” or collectively the “Funds”), each Fund hereby created having the following relative rights and preferences.

1.	The Funds shall be designated as follows:

DOMESTIC EQUITY

Harbor Capital Appreciation Fund

Harbor Strategic Growth Fund

Harbor Mid Cap Growth Fund

Harbor Small Cap Growth Fund

Harbor Small Cap Growth Opportunities Fund

Harbor Large Cap Value Fund

Harbor Mid Cap Value Fund

Harbor Small Cap Value Fund

Harbor Small Cap Value Opportunities Fund

INTERNATIONAL AND GLOBAL EQUITY

Harbor International Fund

Harbor Diversified International Growth Fund

Harbor Overseas Fund

Harbor Focused International Fund

Harbor International Growth Fund

Harbor International Small Cap Fund

Harbor Global Leaders Fund

Harbor Emerging Markets Equity Fund

FIXED INCOME

Harbor Convertible Securities Fund

Harbor High-Yield Bond Fund

Harbor High-Yield Opportunities Fund

Harbor Bond Fund

Harbor Core Bond Fund

Harbor Real Return Fund

MONEY MARKET

Harbor Money Market Fund

TARGET RETIREMENT FUNDS

Harbor Target Retirement Income Fund

Harbor Target Retirement 2015 Fund

Harbor Target Retirement 2020 Fund

Harbor Target Retirement 2025 Fund

Harbor Target Retirement 2030 Fund

Harbor Target Retirement 2035 Fund

Harbor Target Retirement 2040 Fund

Harbor Target Retirement 2045 Fund

Harbor Target Retirement 2050 Fund

Harbor Target Retirement 2055 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

2.

Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust’s registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, $.01 par value, of each Fund shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. Shares of each Fund (except Harbor Bond Fund, Harbor Core Bond Fund, Harbor Real Return Fund, Harbor Money Market Fund and the Target Retirement Funds) shall be divided into four classes of shares, which classes shall be designated as Retirement Class, Institutional Class, Administrative Class and Investor Class. Shares of the Target Retirement Funds shall be divided into three classes, which classes shall be designated as Institutional Class, Administrative Class and Investor Class. Shares of the Harbor Bond Fund and Harbor Real Return Fund shall be divided into three classes, which classes shall be designated as Institutional Class, Administrative Class and Retirement Class. Shares of Harbor Money Market Fund shall be divided into two classes, which classes shall be designated as Institutional Class and Administrative Class. Shares of Harbor Core Bond Fund shall be divided into two classes, which classes shall be designated as Institutional Class and Retirement Class. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. Upon redemption of shareholder’s shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of such Fund.

3.

Shareholders of each Fund shall vote separately as a series on any matter except, consistent with the Investment Company Act of 1940, as amended (the “Act”), and the rules and the Trust’s registration statement thereunder, (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all series, in which case shareholders of the affected series shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to a Fund, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund entitled to vote on the matter is required.

4.

The shares of the Trust outstanding on the date set forth in the resolution of the Trustees establishing and designating the series of the Trust shall remain classified as shares of the Funds designated as Domestic Equity – Harbor Capital Appreciation Fund, Harbor Strategic Growth Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund and Harbor Small Cap Value Opportunities Fund; International and Global Equity – Harbor International Fund, Harbor Diversified International All Cap Fund, Harbor Overseas Fund, Harbor Focused International Fund, Harbor International Growth Fund, Harbor International Small Cap Fund, Harbor Global Leaders Fund and Harbor Emerging Markets Equity Fund; Fixed Income – Harbor Convertible Securities Fund, Harbor High-Yield Bond Fund, Harbor High-Yield Opportunities Fund ,Harbor Bond Fund, Harbor Core Bond Fund and Harbor Real Return Fund; Money Market – Harbor Money Market Fund; and Target Retirement Funds – Harbor Target Retirement Income Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050 Fund, and Harbor Target Retirement 2055 Fund.

5.

The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, remain allocated among the Funds designated as Domestic Equity – Harbor Capital Appreciation Fund, Harbor Strategic Growth Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund and Harbor Small Cap Value Opportunities Fund; International and Global Equity – Harbor International Fund, Harbor Diversified International All Cap Fund, Harbor Overseas Fund, Harbor Focused International Fund, Harbor International

Growth Fund, Harbor International Small Cap Fund, Harbor Global Leaders Fund and Harbor Emerging Markets Equity Fund; Fixed Income – Harbor Convertible Securities Fund, Harbor High-Yield Bond Fund, Harbor High-Yield Opportunities Fund, Harbor Bond Fund, Harbor Core Bond Fund and Harbor Real Return Fund; Money Market – Harbor Money Market Fund; and Target Retirement Funds – Harbor Target Retirement Income Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050 Fund, and Harbor Target Retirement 2055 Fund and hereafter, the assets and liabilities of the Trust shall be allocated among the Funds designated in Paragraph 1 above, as set forth in ARTICLE IV, Section 4 of the Declaration of Trust, except as provided below:

(a)

Costs incurred by the Trust on behalf of a Fund in connection with the organization, registration and public offering of shares of such Fund shall be paid for by such Fund beginning with the month that such Fund commences or commenced (as the case may be) operations.

(b)

The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets except where allocation of direct expenses can otherwise fairly be made.

(c)	The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

6.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the relative rights and preferences of any such Fund, provided that such change shall not adversely affect the right of shareholders of a Fund.

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